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                                                                    EXHIBIT 4.17
                              STEPHEN J. SCHOEPFER






June 26, 2002


JAG Media Holdings, Inc.
6965 S.W. 18th Street, Suite B13
Boca Raton, FL  33433


Re: Promissory Note dated April 1, 2002 in the principal amount of $200,000 between JagNotes.com Inc., as borrower, and Stephen J. Schoepfer, as lender ("Promissory Note")

Gentlemen:

This will serve to confirm that the "Maturity Date" of the Promissory Note is hereby extended August 15, 2002.


Sincerely yours,

/s/ Stephen J. Schoepfer

Stephen J. Schoepfer